SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                ---------------

                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934







Date of report (Date of earliest event reported): August 8, 1996 (May 31, 1996)
- -------------------------------------------------------------------------------

                                 SFX BROADCASTING, INC.
- -------------------------------------------------------------------------------
                  (Exact Name of Registrant as Specified in Charter)

               Delaware                                0-22486                              13-3649750
- ---------------------------------------  ------------------------------------  ------------------------------------
     (State or Other Jurisdiction               (Commission File No.)           (IRS Employer Identification No.)
           of Incorporation)

150 East 58th Street, 19th Floor, New York, New York 10155
- -------------------------------------------------------------------------------
(Address of Principal Executive Offices)          (Zip Code)


Registrant's telephone number, including area code:  (212)407-9191
                                                     --------------------------

                                      N/A
- -------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

AMENDMENT TO MERGER AGREEMENT WITH MULTI-MARKET RADIO, INC.

     On July 30, 1996, SFX Broadcasting, Inc. (the "Company") announced that it had entered into Amendment No. 2 ("Amendment No. 2") to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") among the Company, SFX Merger Company, a wholly-owned subsidiary of the Company ("Acquisition Sub"), and Multi-Market Radio, Inc. ("MMR"). The Merger Agreement provides for the merger (the "Merger") of Acquisition Sub with and into MMR, as a result of which MMR will become a wholly-owned subsidiary of the Company. Amendment No. 2 increased the value of the shares of the Company to be issued to the stockholders of MMR in the Merger to $12.00, which value is subject to adjustment downward in the event that the shares of Class A Common Stock of the Company trade below $32.00, and adjustment upward in the event that the shares of Class A Common Stock of the Company trade above $42.00, during a specified period prior to the consummation of the Merger.

     Amendment No. 2 further provides that, in the event that MMR is unsuccessful in obtaining the exchange of at least 50% of its 1,840,000 outstanding Class B Warrants at a ratio of not more than two-tenths (.2) of a share of Class A Common Stock of MMR for each such warrant, then the ratio of shares of the Company to be issued in respect of each outstanding share of stock of MMR shall be adjusted downward to the extent necessary to reduce the total dollar value of the shares of the Company that would have otherwise been received by MMR security holders in the Merger by a dollar amount equal to the product of $2.50 times the number of Class B Warrants of MMR immediately after such exchange in excess of such 50% number. The Merger Agreement previously provided that such dollar amount would be $2.30.

     In addition, pursuant to Amendment No. 2 (i) the Company agreed to negotiate in good faith to enter into an agreement to advance up to $18.0 million to MMR for the acquisition of a specified radio station and $5.0 million for working capital and other general operating expenses and (ii) MMR agreed to make available to the Company, until the earlier of the termination of the Merger Agreement or the consummation of the Merger, the services of Michael G. Ferrel, the President and Chief Executive Officer of MMR, on a consulting basis to the extent that such services do not conflict with Mr. Ferrel's obligations to MMR.

     The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the copy thereof attached hereto as an exhibit, which is incorporated by reference.

CONSUMMATION OF PRIVATE PLACEMENTS AND EFFECTIVENESS OF RELATED
REGISTRATION STATEMENTS

     On May 31, 1996, the Company consummated the private placements of $450.0 million in aggregate principal amount of its 10.75% Senior Subordinated Notes due 2006 (the "Note Offering") and $149.5 million in aggregate liquidation preference of its 6.5% Series D Cumulative Convertible Exchangeable Preferred Stock due May 31, 2007 (the "Preferred Stock Offering"). Pursuant to its contractual obligations with the original purchasers of the securities offered in the Note Offering and the Preferred Stock Offering, the Company filed registration statements with the Securities and Exchange Commission relating to an exchange offer for the notes (the "Note Exchange Offer") that were the subject of the Note Offering and a "shelf" offering by the holders of the shares of preferred stock that were the subject of the Preferred Stock Offering. Such registration statements were declared effective by the Commission on July 17, 1996 and July 19, 1996, respectively. The Note Exchange Offer expires on August 14, 1996, subject to extension to a date not later than August 27, 1996.

EXERCISE OF OPTION TO ACQUIRE GREENSBORO STATION

     On June 28, 1996, the Company exercised its option to acquire substantially all of the assets of WHSL-FM, which serves the Greensboro, North Carolina market. On such date the Company also entered into an agreement with the seller of WHSL-FM to amend the purchase price of WHSL-FM to $6.0 million in cash. The closing of WHSL-FM is subject to the approval of the Federal Communications Commission (the "FCC"). On June 28, 1996, the Company entered into a local marketing agreement with respect to WHSL-FM.

AGREEMENT TO SWAP LONG ISLAND STATIONS FOR JACKSONVILLE STATIONS

     On July 1, 1996, the Company entered into an Exchange Agreement with Chancellor Radio Broadcasting Company ("Chancellor") pursuant to which it agreed to exchange four radio stations serving the Long Island, New York market owned by the Company for two radio stations serving the Jacksonville, Florida market and $11.0 million in cash. Chancellor has entered into an agreement with a third party to acquire the Jacksonville stations. Chancellor began providing services to the Long Island stations pursuant to a local marketing agreement effective July 1, 1996 and the Company began providing services to the Jacksonville stations pursuant to a local marketing agreement effective August 1, 1996.

AGREEMENT TO SELL DALLAS STATION

     In July 1996, the company entered into an agreement to sell radio station KTCK-AM, which serves the Dallas, Texas market, for approximately $14.0 million. The agreement contains customary representations, covenants and conditions to closing. The agreement may be terminated if the closing has not occurred on or before March 31, 1997 or, if the consent of the FCC has been obtained by that date but has not become final, the earlier of May 31, 1997 or ten days after the consent of the FCC becomes final. Simultaneously with the execution of the agreement to sell KTCK-AM, the Company entered into a time brokerage agreement with the purchaser of KTCK-AM with respect to such radio station.

ACQUISITION OF WJDX-FM, JACKSON, MISSISSIPPI

     On July 19, 1996,(the Company acquired radio station WJDX-FM, which serves the Jackson, Mississippi market, for approximately $3.0 million. The purchase price was determined by arms-length negotiations between the parties. The purchase price was financed from the proceeds of the Note Offering and the Preferred Stock Offering.


DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     The date by which stockholders of the Company must submit proposals for inclusion in the proxy statement relating to the 1996 annual meeting of stockholders has been extended to August 30, 1996. The 1996 annual meeting of stockholders of the Company is expected to be held in the fourth quarter of 1996.

CERTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY

     Certain updated pro forma financial information about the Company is set forth in Annex A attached hereto, which is incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits

     2.1 Amendment No. 2, dated as of July 30, 1996, to the Amended and Restated Agreement and Plan of Merger, dated as of April 15, 1996, among SFX Broadcasting, Inc., SFX Merger Company and Multi- Market Radio, Inc.

     2.2 First Amendment to Asset Purchase Agreement, dated as of June 28, 1996, by and between HMW Communications, Inc. and SFX Broadcasting, Inc. (incorporated by reference to Exhibit 10.60 of Amendment No. 1 to the Form S-4 of SFX Broadcasting, Inc. (Commission File No. 333-06553) filed with the Securities and Exchange Commission on July 16, 1996).

     2.3 Exchange Agreement, dated July 1, 1996, between Chancellor Radio Broadcasting Company and SFX Broadcasting, Inc. (incorporated by reference to Exhibit 10.59 of Amendment No. 1 to the Form S-4 of SFX Broadcasting, Inc. (Commission File No. 333-06553) filed with the Securities and Exchange Commission on July 16, 1996).

     2.4 Asset Purchase Agreement, dated as of _____________, 1996, by and between SFX Broadcasting of Texas (KTCK) Licensee, Inc., SFX Broadcasting of Texas (KTCK), Inc. and KRBE Co. (incorporated by reference to Exhibit 10.58 of Amendment No. 1 to the Form S-4 of SFX Broadcasting, Inc. (Commission File No. 333-06553) filed with the Securities and Exchange Commission on July 16, 1996).

     2.5 Option Agreement by and between Capstar Communications of Mississippi, Inc. and SPUR Capital, Inc. dated December 15, 1993 (incorporated by reference to Exhibit 10.1 of the Form 10-Q of SFX Broadcasting, Inc. (Commission File No. 0-22486) for the three-month period ended March 31, 1996).


     99.1 Press release, dated July 30, 1996, of SFX Broadcasting, Inc. announcing the execution of Amendment No. 2 to the Amended and Restated Agreement and Plan of Merger, dated as of April 15, 1996, among SFX Broadcasting, Inc., SFX Merger Company and Multi- Market Radio, Inc.

     99.2 Press release, dated July 24, 1996, of SFX Broadcasting, Inc. announcing its acquisition of WJDX-FM.

     99.3 Press release, dated July 1, 1996, of SFX Broadcasting, Inc. announcing, among other things, the exercise of its option to acquire WHSL-FM (incorporated by reference to Exhibit 99.2 of the Form 8-K of SFX Broadcasting, Inc. (Commission File No. 0-22486) filed with the Securities and Exchange Commission on July 10, 1996).

     99.4 Press release, dated July 1, 1996, of SFX Broadcasting, Inc. announcing, among other things, the swap of its Long Island radio stations for two Jacksonville, Florida radio stations (incorporated by reference to Exhibit 99.3 of the Form 8-K of SFX Broadcasting, Inc. (Commission File No. 0-22486) filed with the Securities and Exchange Commission on July 10, 1996).

     99.5 Press release, dated July 31, 1996, of SFX Broadcasting, Inc. announcing its financial results for the three-month period ended June 30, 1996.

     99.6 Press release, dated August 8, 1996, of SFX Broadcasting, Inc. announcing that it had begun operating two Jacksonville stations pursuant to a local marketing agreement and announcing an extension of the date by which stockholder proposals must be submitted for the 1996 annual meeting of stockholders.

                                  SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                 SFX BROADCASTING, INC.



                                 By:  /s/ Howard J. Tytel
                                     ---------------------------------------
                                     Name:    Howard J. Tytel
                                     Title:   Executive Vice President

Date:    August 8, 1996

                                    ANNEX A

                    UNAUDITED PRO FORMA CONDENSED COMBINED
                FINANCIAL STATEMENTS OF SFX BROADCASTING, INC.

         The Unaudited Pro Forma Condensed Combined Balance Sheet at March 31, 1996 is presented as if the Company had completed (i) the acquisition by the Company on July 1, 1996 of Liberty Broadcasting Incorporated, which owned and operated or provided programming to or sold advertising on behalf of 14 FM and six AM radio stations located in six markets: Washington, DC/Baltimore, Maryland; Nassau-Suffolk, New York; Providence, Rhode Island; Hartford, Connecticut; Albany, New York and Richmond, Virginia (the "Liberty Acquisition"), the acquisition by the Company on July 9, 1996 of substantially all of the assets of Prism Radio Partners L.P. ("PRISM") used in the operation of eight FM and five AM radio stations located in four markets: Jacksonville, Florida; Raleigh, North Carolina; Tucson, Arizona and Wichita, Kansas, and the pending acquisition from Prism of two FM and one AM station operating in the Louisville, Kentucky market (collectively, the "Prism Acquisition"), the acquisition by the Company on June 28, 1996 of substantially all of the assets used in the operation of radio stations WMFR-AM, WMAG-FM and WTCK-AM, each operating in the Greensboro, North Carolina market, and WTRG-FM and WRDU-FM, both operating in the Raleigh, North Carolina market and the pending acquisition by the Company of WHSL-FM, operating in the Greensboro, North Carolina market (collectively, the "Raleigh-Greensboro Acquisition"), the acquisition by the Company on June 25, 1996 of substantially all of the assets used in the operation of radio station WROQ-FM, operating in the Greenville-Spartanburg, South Carolina market (the "Greenville Acquisition"), the acquisition by the Company on July 19, 1996 of WJDX-FM, Jackson, Mississippi and the pending acquisition by the Company of all of the assets of radio stations WSTZ-FM and WZRX-AM, each operating in Jackson, Mississippi (collectively, the "Jackson Acquisitions"), the pending exchange by the Company's of radio station KRLD-AM, operating in Dallas, Texas, and the Texas State Networks for radio station KKRW-FM, operating in Houston, Texas (the "Houston Exchange"), and the pending merger of Multi-Market Radio, Inc. ("MMR") into a wholly-owned subsidiary of the Company as a result of which MMR will become a wholly-owned subsidiary of the Company (the "Merger"), after giving effect to (a) the acquisition by MMR of WKSS-FM, Hartford, Connecticut (the "MMR Hartford Acquisition") and WMYB-FM, Myrtle Beach, South Carolina (the "MMR Myrtle Beach Acquisition"), (b) the agreement by MMR to sell KOLL-FM, Little Rock, Arkansas, and the sale by MMR of WRXR-FM and WKBG-FM, both operating in Augusta, Georgia on July 10, 1996 (collectively, the "MMR Dispositions"), and (c) the exercise by the holders thereof of all of the Class A Warrants of MMR, each of which is exercisable to purchase one share of Class A Common Stock of MMR at an initial exercise price of $7.75 per share, (ii) the sale by the Company, consummated in July 1996, of three of the stations acquired from Liberty Broadcasting, Incorporated, each operating in the Washington, DC/Baltimore, Maryland market (the "Washington Dispositions"), the sale by the Company of three of the stations to be acquired from Prism Radio Partners L.P., each operating in the Louisville, Kentucky market (the "Louisville Dispositions") and the sale by the Company of radio station KTCK-AM, Dallas, Texas (the "Dallas Disposition"), (iii) the exchange of four of the radio stations acquired in the Liberty Acquisition (the "Long Island Disposition") for radio stations WAPE-FM and WFYV-FM (the "Jacksonville Acquisition") operated by Chancellor Radio Broadcasting Company and a payment of $11.0 million (collectively the "Chancellor Exchange"), (iv) the private placement, completed in May 1996, by the Company of $450.0 in aggregate principal amount of its 10.75% Senior Subordinated Notes due 2006 (the "Note Offering") and the private placement, consummated in May 1996, by the Company of $149.5 million in aggregate liquidation preference of the its 6.5% Series D Cumulative Convertible Exchangeable Preferred Stock due 2007 (the "Series D Preferred Stock") (such private placement being referred to as the "Preferred Stock Offering"), (v) the tender offer, commenced in May 1996, by the Company for its 11.375% Senior Subordinated Notes due 2000 (the "Old Notes") in which the Company purchased approximately $79.4 million in principal amount of the $80.0 million principal amount of such Notes outstanding (the "Tender Offer"),
(vi) the implementation of the Amended and Restated Agreement, dated June 19, 1996, between the Company and R. Steven Hicks, the Company's former President and Chief Executive Officer (the "Hicks Agreement"), and the implementation of Amendment No. 1, effective as of April 15, 1996, to the Amended and Restated Employment Agreement between the Company and D. Geoffrey Armstrong, the Chief Operating Officer, Chief Financial Officer,

Treasure and a Director of the Company (the "Armstrong Agreement"), (vii) the repayment of the Company's $50.0 million senior credit facility (the "Old Credit Agreement"), and (viii) the implementation of the Termination and Assignment Agreement, dated as of April 15, 1996, as amended (the "SCMC Termination Agreement"), between the Company and Sillerman Communications Management Corporation ("SCMC") as of March 31, 1996. The transactions referred to in the previous sentence are referred to as the "Transactions." No adjustment has been made to the Unaudited Pro Forma Condensed Combined Balance Sheet for the Houston Exchange as it will be recorded at historical cost.

         The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1995 and three months ended March 31, 1996 and 1995 are presented as if the Company had completed the Recent Acquisitions (as such term is defined below) and the Transactions as of January 1, 1995. The MMR Myrtle Beach Acquisition has not been reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations as it would not have a material impact.

         "Recent Acquisitions" refers collectively to the Company's acquisition, consummated in February 1996, of WTDR-FM and WLYT-FM, both operating in Charlotte, North Carolina, the Company's acquisition, consummated in September 1995, of KTCK-AM, Dallas, Texas, and the Company's acquisition, consummated in April 1995, of KYXY-FM, San Diego, California.

         As used herein, the term "Additional Acquisitions" refers collectively to the Greenville Acquisition, the Jackson Acquisitions and the Raleigh-Greensboro Acquisitions.

         In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The Unaudited Pro Forma Condensed Combined Financial Statements are based upon, and should be read in conjunction with, the historical financial statements and the respective notes to such financial statements contained in the Forms 8-K filed with the Securities and Exchange Commission on May 9, 1996 and May 30, 1996. The pro forma information does not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results if the aforementioned transactions are completed. The Company cannot predict whether the consummation of any pending or completed acquisitions or dispositions will conform to the assumptions used in the preparation of the Unaudited Pro Forma Condensed Combined Financial Statements.

         The Unaudited Pro Forma Statement of Operations data include adjustments to station operating expenses to reflect anticipated savings that management believes it will be able to achieve through the implementation of its strategy. There can be no assurance that the Company will be able to achieve such savings. Such data also assume that the proceeds of the pending and completed dispositions will be available to the Company to consummate the pending acquisitions, although certain of the dispositions are expected to occur at a later date.

 SFX BROADCASTING, INC. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                MARCH 31, 1996
                                (IN THOUSANDS)

                                               LIBERTY
                                             ACQUISITION
                                              INCLUDING        PRISM
                                   SFX        WASHINGTON    ACQUISITION
                              BROADCASTING,  DISPOSITIONS    INCLUDING                       OTHER
                                 INC. AS     & CHANCELLOR   LOUISVILLE     ADDITIONAL    ACQUISITIONS/
                                REPORTED     EXCHANGE(1) DISPOSITIONS(2) ACQUISITIONS(3) DISPOSITIONS(4) FINANCING(5)
                             -------------  ------------  -------------  -------------  -------------  ------------
ASSETS
Current assets .............    $ 22,750       $ 25,851       $ 7,230        $ 5,817        $10,575      $ 140,817 (a)
                                                                                                           450,000 (b)
                                                                                                           (18,000)(c)
                                                                                                          (107,162)(d)
Property and equipment, net       18,157         14,365         7,797          8,524         (1,228)            --
Intangible assets, net  ....     154,256         97,799        14,281         27,080         (9,117)        18,000 (c)
                                                                                                            (5,705)(d)
Other assets ...............       7,689             --            --             --             --             --
                             -------------  ------------  -------------  -------------  -------------  ------------
Total assets ...............    $202,852       $138,015       $29,308        $41,421        $   230      $ 477,950
                             =============  ============  =============  =============  =============  ============
LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities ........    $  9,549       $  7,460       $ 5,404        $ 2,846             --      $    (283)(d)
Other liabilities ..........       2,092          1,101            --             --             --             --
Long-term debt:
 New Credit Agreement  .....          --             --            --             --             --             --
 Note Offering .............          --             --            --             --             --        450,000 (b)
 Old Notes and Old Credit
  Agreement ................      98,500             --            --             --             --        (97,906)(d)
 Acquired company debt  ....          --         70,140        13,319         11,570             --             --
Deferred taxes .............       7,415         10,318            --            783             --             --
Redeemable preferred stock
 Series B Notes ............       1,806             --            --             --             --             --
 Series C Preferred Stock  .       1,550             --            --             --             --             --
 Series D Preferred Stock  .          --             --            --             --             --        149,500 (a)
Stockholders' equity .......      81,940         48,996        10,585         26,222            230        (14,678)(d)
                                                                                                            (8,683)(a)
                             -------------  ------------  -------------  -------------  -------------  ------------
Total liabilities and
 stockholders' equity ......    $202,852       $138,015       $29,308        $41,421        $   230      $ 477,950
                             =============  ============  =============  =============  =============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                             PRO FORMA FOR
                                            THE TRANSACTIONS
                               PRO FORMA     OTHER THAN THE               PRO FORMA FOR
                            ADJUSTMENTS(6)       MERGER       MERGER(7)  THE TRANSACTIONS
                             ------------  ----------------  ---------  ----------------
ASSETS
Current assets .............   $ (23,500)(a)    $142,494      $(39,889)      $102,605
                                (212,500)(b)
                                 (85,750)(c)
                                 (63,300)(d)
                                  (8,334)(e)
                                  (2,000)(g)
Property and equipment, net           --          47,615         3,705         51,320
Intangible assets, net  ....     112,112 (b)     495,361       131,086        626,447
                                  56,442 (c)
                                  21,879 (d)
                                   8,334 (e)
Other assets ...............       3,415 (f)       8,854         1,926         10,780
                                  (2,250)(a)
                             ------------  ----------------  ---------  ----------------
Total assets ...............   $(195,452)       $694,324      $ 96,828       $791,152
                             ============  ================  =========  ================
LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities ........   $  (5,404)(c)    $ 16,726      $  3,155       $ 19,881
                                  (2,846)(d)
Other liabilities ..........          --           3,193           121          3,314
Long-term debt:
 New Credit Agreement  .....          --              --            --             --
 Note Offering .............          --         450,000            --        450,000
 Old Notes and Old Credit
  Agreement .................         --             594            --            594
 Acquired company debt  ....     (70,140)(b)          --            --             --
                                 (13,319)(c)
                                 (11,570)(d)
Deferred taxes .............      18,748 (b)      36,481        11,552         48,033
                                    (783)(d)





Redeemable preferred stock
 Series B Notes ............          --           1,806            --          1,806
 Series C Preferred Stock  .      (1,550)(g)          --            --             --
 Series D Preferred Stock  .          --         149,500            --        149,500
Stockholders' equity .......     (26,222)(d)      36,024        82,000        118,024
                                 (48,996)(b)
                                 (10,585)(c)
                                 (25,750)(a)
                                   3,415 (f)
                                    (450)(g)
                             ------------  ----------------  ---------  ----------------
Total liabilities and
 stockholders' equity ......   $(195,452)       $694,324      $ 96,828       $791,152
                             ============  ================  =========  ================

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(1)     Liberty Acquisition

Reflects the Liberty Acquisition for $237.5 million adjusted for the Washington Dispositions of $25.0 million and the Chancellor Exchange (the Company will receive $11.0 million in cash in the Chancellor Exchange). No gain or loss will be recognized in connection with the Washington Dispositions or the Chancellor Exchange.

                                               LIBERTY AS   WASHINGTON   CHANCELLOR      LIBERTY
                                                REPORTED   DISPOSITIONS   EXCHANGE      AS ADJUSTED
                                               ----------  ------------  ----------     -----------
                                                               (IN THOUSANDS)
ASSETS
Current assets ............................     $ 14,851     $   --        $ 11,000      $ 25,851
Property and equipment, net ...............       15,765       (1,400)         --          14,365
Intangible assets, net ....................      132,399      (23,600)      (11,000)       97,799
                                               ----------  ------------  ----------     -----------
         Total assets .....................     $163,015     $(25,000)     $      0      $138,015
                                               ==========  ============  ==========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities .......................     $  9,135     $ (1,675)     $   --        $  7,460
Other liabilities .........................        1,101         --            --           1,101
Long-term debt ............................       70,140         --            --          70,140
Deferred taxes ............................       10,318         --            --          10,318
Stockholders' equity ......................       72,321      (23,325)         --          48,996
                                               ----------  ------------  ----------     -----------
 Total liabilities and stockholders' equity     $163,015     $(25,000)     $      0      $138,015
                                               ==========  ============  ==========     ===========

(2)     Prism Acquisition

Reflects the Prism Acquisition for $105.25 million adjusted for the Louisville Dispositions of $19.5 million. No gain or loss will be recognized on the Louisville Dispositions.

                                                PRISM AS    LOUISVILLE       PRISM
                                                REPORTED   DISPOSITIONS   AS ADJUSTED
                                                --------   ------------   -----------
                                                          (IN THOUSANDS)
ASSETS
Current assets ............................     $  7,230     $   --        $  7,230
Property and equipment, net ...............        9,206       (1,409)        7,797
Intangible assets, net ....................       32,372      (18,091)       14,281
                                                --------   ------------   -----------
         Total assets .....................     $ 48,808     $(19,500)     $ 29,308
                                                ========   ============   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities .......................     $  5,404     $   --        $  5,404
Long-term debt ............................       13,319         --          13,319
Stockholders' equity ......................       30,085      (19,500)       10,585
                                                --------   ------------   -----------
 Total liabilities and stockholders' equity     $ 48,808     $(19,500)     $ 29,308
                                                ========   ============   ===========

(3)      Additional Acquisitions

Reflects the acquisition of radio stations (i) WRDU-FM, WTRG-FM, WMAG-FM, WMFR-AM, WTCK-AM and WHSL-FM from HMW Communications, Inc. (the "Raleigh-Greensboro Acquisitions") for a purchase price of approximately $42.8 million, (ii) WROQ-FM from ABS Greenville Partners, L.P. (the "Greenville Acquisition") for a purchase price of approximately $14.0 million and (iii) WSTZ-FM and WZRX-AM from Lewis Broadcasting, Inc. and WJDX-FM from Spur Jackson, L.P. (the "Jackson Acquisitions") for a purchase price of $6.5 million. The aggregate purchase price is $63.3 million.

                                                                                      THE ADDITIONAL
                                         RALEIGH-GREENSBORO  GREENVILLE    JACKSON     ACQUISITIONS
                                           ACQUISITIONS     ACQUISITION  ACQUISITIONS   COMBINED
                                         ------------------ -----------  ------------ ---------------
                                                               (IN THOUSANDS)
ASSETS
Current assets ............................     $  5,325     $    146      $    346     $  5,817
Property and equipment, net ...............        7,762          350           412        8,524
Intangible assets, net ....................       21,694        1,607         3,779       27,080
                                               ----------  ------------  ----------     -----------
         Total assets .....................     $ 34,781     $  2,103      $  4,537     $ 41,421
                                               ==========  ============  ==========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities .......................     $  2,278     $    506      $     62     $  2,846
Long-term debt ............................           51       11,519          --         11,570
Deferred taxes ............................          783         --            --            783
Stockholders' equity ......................       31,669       (9,922)        4,475       26,222
                                               ----------  ------------  ----------     -----------
 Total liabilities and stockholders' equity     $ 34,781     $  2,103      $  4,537     $ 41,421
                                               ==========  ============  ==========     ===========

(4)      Other Acquisitions and Dispositions

To reflect the Dallas Disposition for $11.5 million which is net of payment anticipated to be made to the seller of the station to the Company. No adjustment has been made to the pro forma balance sheet for the Houston Exchange as it will be recorded at historical cost. See note 6(g) for the effect of the related redemption of the Company's Series C Redeemable Convertible Preferred Stock.

                                             SALE PROCEEDS   KTCK-AM     ADJUSTMENT
                                             -------------   -------     ----------
                                                         (IN THOUSANDS)
ASSETS
Current assets ...........................     $ 11,500     $    925      $ 10,575
Property and equipment, net ..............         --          1,228        (1,228)
Intangible assets, net ...................         --          9,117        (9,117)
                                             -------------   -------     ----------
         Total assets ....................     $ 11,500     $ 11,270      $    230
                                             =============   =======     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities ......................     $   --       $   --        $   --
Long-term debt ...........................         --           --            --
Stockholders' equity .....................       11,500       11,270           230
                                             -------------   -------     ----------
Total liabilities and stockholders' equity     $ 11,500     $ 11,270      $    230
                                             =============   =======     ==========

(5)      Financing

          (a) To reflect the Preferred Stock Offering for $149,500,000 and the costs related to its issuance of $8,683,000, a net of $140,817,000.

          (b) To reflect the $450,000,000 of gross proceeds from the Note Offering.

          (c) Represents financing costs related to the definitive credit agreement the Company expects to enter into pursuant to the firm commitment letter from its lender to increase amounts available under it senior credit facility from $50.0 million to $150.0 million (the "New Credit Agreement") and the Note Offering comprised of estimated (i) fees relating to the Note Offering of $12,645,000, (ii) fees for the New Credit Agreement of $3,000,000 and (iii) other fees of $2,355,000.

          (d) To repurchase the Old Notes that were tendered for an aggregate price of $88,379,000 which includes their carrying cost of $79,406,000 and estimated costs related to the Tender Offer and the related consent solicitation of $8,973,000. Also reflects the redemption of $18,500,000 of long-term debt plus accrued interest of $283,000 associated with the Old Credit Agreement which was used to finance the acquisition of WTDR-FM and WLYT-FM, both operating in Charlotte, North Carolina (the "Charlotte Acquisition") in February 1996. An extraordinary loss aggregating approximately $14,678,000 will be recognized at the time these transactions are consummated consisting of $8,973,000 in costs associated with the Tender Offer and the related consent solicitation and $5,705,000 related to the write-off of deferred financing costs.

(6)      Pro Forma Adjustments

          (a) The Company has allocated approximately $23.5 million of the proceeds of the Note Offering and the Preferred Stock Offering (collectively, the "Financing") to make payments to Mr. Hicks pursuant to the Hicks Agreement and Mr. Armstrong pursuant to the Armstrong Agreement as follows: (i) $100,000 in consideration of Mr. Hicks' having agreed to terminate his employment arrangement with the Company on June 19, 1996, (ii) approximately $18.4 million to purchase 143,874 of the shares of Class B Common Stock and 26,318 shares of Class A Common Stock owned by Mr. Hicks plus his options or rights to acquire options to purchase an aggregate of 410,000 shares of Class A Common Stock, (iii) $100,000 in connection with the non-competition and non-solicitation provision in the Hicks Agreement, (iv) approximately $300,000 in connection with Mr. Hicks' existing auto lease and premises leased by Capstar, Inc. and (v) $4.6 million to Mr. Armstrong in consideration of his waiver of the "Change of Control" provision in his employment agreement and to purchase his options or rights to acquire options to purchase 200,000 shares of Class A Common Stock. In addition, the Hicks Agreement provides that the Company will forgive its loan to him in the approximate amount of $2,250,000, including accrued but unpaid interest, if he complies with defined elements of the agreement over the next 3 years.

               In connection with the Hicks Agreement and the Armstrong Agreement, the Company recorded a nonrecurring charge to earnings of approximately $19,400,000 in the second quarter of 1996.

          (b) To reflect the Liberty Acquisition for $237,500,000 net of proceeds to be received from the Washington Dispositions of $25,000,000, the recording of the related excess of the purchase price paid over the net book value of the assets carried on the adjusted balance sheet of $112,112,000 and deferred taxes of $29,066,000 and the adjustments to remove the long-term debt of $70,140,000 which is not being assumed, and the stockholders' equity of $48,996,000 of the Liberty Acquisition.

          (c) To reflect the Prism Acquisition for $105,250,000, net of proceeds to be received from the Louisville Dispositions of $19,500,000, the recording of the related excess of the purchase price paid over the net book value of the assets carried on the balance sheet of $56,442,000 and the adjustments to remove the current liabilities of $5,404,000, long-term debt of $13,319,000 and stockholders' equity of $10,585,000 of Prism.

          (d) To reflect the $63,300,000 aggregate purchase price to be paid for the Additional Acquisitions, the recording of the related excess of the purchase price paid over the net book value of the assets carried on the balance sheets of

               $21,879,000 and the adjustments to remove current liabilities of $2,846,000, long-term debt of $11,570,000, deferred taxes of $783,000 and stockholders' equity of $26,222,000 of the Additional Acquisitions.

          (e) To reflect acquisition costs related to the Liberty, Prism and Additional Acquisitions.

          (f) To reflect the SCMC Termination Agreement under which warrants to purchase up to 600,000 shares of Class A Common Stock at $33.75 per share (fair value of approximately $9,000,000) will be granted to SCMC and a $2,000,000 loan plus accrued interest of $171,000 made by the Company to SCMC will be forgiven. One half of the value of the warrant and loan forgiveness of $11,171,000 will be charged to earnings during the three month period ended June 30, 1996, and upon completion of the Merger, the remainder will be allocated to the Triathlon Broadcasting Company ("Triathlon") agreement and amortized over the ten year life of the agreement. The net effect of these transactions on stockholders' equity is an increase of $3,415,000.

          (g) In connection with the Dallas Disposition, the Company expects to redeem its Series C Redeemable Convertible Preferred Stock for approximately $2.0 million, which will result in a corresponding charge of $450,000 to the gain or loss on the Dallas Disposition.



 (7)     Merger
                                                                            MULTI-MARKET RADIO, INC.
                                                ----------------------------------------------------------------------------
                                                                    MMR         MMR HARTFORD    PRO FORMA
                                                AS REPORTED    DISPOSITIONS(A) ACQUISITION(B)  ADJUSTMENTS       AS ADJUSTED
                                                -----------    --------------- --------------  -----------       -----------
                                                                                    (IN THOUSANDS)
ASSETS
Current assets ............................     $   7,868        $   5,446      $   1,030     $ (18,000)(b)     $ (39,889)
                                                                                                 13,600 (b)
                                                                                                (47,167)(c)
                                                                                                 (2,666)(d)
Property and equipment, net ...............         3,649             (303)           359          --               3,705
Intangible assets, net ....................        48,949           (3,593)         4,148        60,453 (e)       131,086
                                                                                   12,463         6,000 (c)
                                                                                                  2,666 (d)
Other assets ..............................         6,976           (5,050)          --            --               1,926
                                                -----------    --------------- --------------  -----------     -----------
         Total assets .....................     $  67,442        $  (3,500)     $  18,000      $ 14,886         $  96,828
                                                ===========    =============== ==============  ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities .......................     $   3,155        $    --        $    --       $    --           $   3,155
Other liabilities .........................         3,621           (3,500)          --            --                 121
Debt, including current portion ...........        41,167             --             --         (41,167)(c)          --
Deferred taxes ............................         7,373             --             --           4,179 (e)        11,552
Stockholders' equity ......................        12,126             --           18,000        13,600 (b)        82,000
                                                                                                (18,000)(b)(e)(e)
                                                                                                (13,600)
                                                                                                 69,874
                                                -----------    --------------- --------------  -----------     -----------
 Total liabilities and stockholders' equity     $  67,442        $  (3,500)     $  18,000     $  14,886         $  96,828
                                                ===========    =============== ==============  ===========     ===========



(a) Represents the sale of WRSF-FM which occurred in March 1996 for $950,000, the sale of WRXR-FM and WKGB-FM which occurred in July 1996 for $5,000,000 and the pending sale of KOLL-FM for $4,100,000. In the aggregate, a loss of approximately $1,471,000 has been recognized during the three months ended March 31, 1996 relating to the sales, principally relating to WRXR-FM and WKBG-FM. Current assets include $5,650,000 of proceeds to be received in connection with the dispositions (total sale proceeds of $10,050,000 less $4,400,000 received in connection with the KOLL-FM and WRSF-FM dispositions).

(b) To reflect the pending MMR Hartford Acquisition for $18,000,000, including corresponding excess of purchase price paid, $12,463,000 over net book value of assets acquired, and the adjustment to remove the stockholders' equity of $18,000,000. It is assumed that the Company will loan MMR $23 million for the purposes of financing the MMR Hartford Acquisition and for working capital. It is also assumed that the MMR Class A warrants will be exercised for $13,600,000.

(c) Repayment of $41,167,000 of existing MMR indebtedness and approximately $6,000,000 related to prepayment premiums which will increase the purchase price of MMR.

(d) Includes acquisition costs associated with the Merger of $1,666,000 and the $1,000,000 purchase price of the MMR Myrtle Beach Acquisition.

(e) To reflect the Merger, assuming the Company's stock price is between $33.00 per share and $40.00 per share, at an estimated purchase price of $82,000,000 including the excess of the purchase price paid over the net book value of the assets acquired, including deferred taxes, of $60,453,000.

                            SFX BROADCASTING, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED MARCH 31, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   LIBERTY
                                                 ACQUISITION
                                                  INCLUDING         PRISM
                                                  WASHINGTON     ACQUISITION
                                     SFX       DISPOSITIONS AND   INCLUDING
                                BROADCASTING,     CHANCELLOR      LOUISVILLE    ADDITIONAL   OTHER ACQUISITIONS/
                                    INC.         EXCHANGE(1)   DISPOSITION(2) ACQUISITIONS(3)  DISPOSITIONS(4)
                               -------------  ----------------  ------------  ------------  ------------------
Net Revenues .................     $19,800         $10,022          $6,068        $2,417          $(2,020)
Station operating expenses  ..      14,056           7,485           5,370         1,730           (2,608)
Depreciation, amortization and
 acquisition related costs  ..       2,299 (**)      2,382             558           716              (93)

Corporate expenses ...........       1,210             517             373            63               30

Other ........................          --              --              --            --               --
                               -------------  ----------------  ------------  ------------  ------------------
Operating Income .............       2,235            (362)           (233)          (92)             651
Interest expense, including
 amortization of deferred
 financing costs .............       3,384           1,933             357           242             (477)

Other expense (income) .......        (164)             --              --          (280)             (31)
Income tax expense (benefit)            --            (918)             --            93               --
                               -------------  ----------------  ------------  ------------  ------------------
Net income (loss) ............        (985)         (1,377)           (590)         (147)           1,159
Preferred stock dividend
 requirement .................         136              --              --            --               --
                               -------------  ----------------  ------------  ------------  ------------------
Net loss applicable to common
 shares ......................     $(1,121)        $(1,377)         $ (590)       $ (147)         $ 1,159
                               =============  ================  ============  ============  ==================
Net loss per common share  ...     $ (0.15)
                               =============
Average common shares
 outstanding .................       7,458

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                               PRO FORMA FOR
                                              THE TRANSACTIONS
                                               OTHER THAN THE             PRO FORMA FOR
                                FINANCING &    MERGER AND THE            THE TRANSACTIONS
                                 PRO FORMA         RECENT                 AND THE RECENT
                              ADJUSTMENTS(5)    ACQUISITIONS  MERGER(6)    ACQUISITIONS
                               ------------  ----------------  -------  ----------------
Net Revenues .................    $ 2,645 (a)     $38,932 (*)  $ 5,080        $44,012 (*)
Station operating expenses  ..       (632)(b)      25,401        2,902         28,303
Depreciation, amortization and
 acquisition related costs  ..        519 (c)       6,837          897          7,734
                                     (408)(c)
                                      353 (c)
                                      137 (c)
                                      182 (d)
                                       52 (e)
                                      140 (f)
Corporate expenses ...........        549 (g)       1,759           60          1,819
                                     (983)(g)
Other ........................         --              --          265            265
                               ------------  ----------------  -------  ----------------
Operating Income .............      2,736           4,935          956          5,891
Interest expense, including
 amortization of deferred
 financing costs .............     12,094 (h)      12,561         --           12,561
                                   (5,422)(h)
                                      450 (h)
Other expense (income) .......         --            (475)        --             (475)
Income tax expense (benefit)          825 (i)          --         --               --
                               ------------  ----------------  -------  ----------------
Net income (loss) ............     (5,211)         (7,151)         956         (6,195)
Preferred stock dividend
 requirement .................      2,429 (j)       2,565         --            2,565
                               ------------  ----------------  -------  ----------------
Net loss applicable to common
 shares ......................    $(7,640)        $(9,716)        $956        $(8,760)
                               ============  ================  =======  ================
Net loss per common share  ...                    $ (1.30)                    $ (0.94)
                                             ================           ================
Average common shares
 outstanding .................                      7,458                       9,348





- ------------

(*)    Includes $2,645,000 of fees from Triathlon; see Note 5(a).

(**)   Includes $277,000 of acquisition related costs.

                            SFX BROADCASTING, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED MARCH 31, 1995
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   LIBERTY
                                                 ACQUISITION
                                                  INCLUDING         PRISM
                                                  WASHINGTON     ACQUISITION
                                     SFX       DISPOSITIONS AND   INCLUDING                      OTHER       FINANCING &
                                BROADCASTING,     CHANCELLOR      LOUISVILLE    ADDITIONAL   ACQUISITIONS/    PRO FORMA
                                    INC.         EXCHANGE(1)   DISPOSITION(2) ACQUISITIONS(3) DISPOSITIONS(4) ADJUSTMENTS(5)
                               -------------  ----------------  ------------  ------------   -------------   ------------
Net Revenues .................     $13,717         $ 9,664         $ 5,726        $3,844        $(1,440)      $  2,780 (a)
Station operating expenses  ..       9,676           7,611           5,557         3,250         (1,218)          (632)(b)
                                                                                                                 1,966 (a)
Depreciation and amortization        1,697           1,711             511           580             --            519 (c)
                                                                                                                  (408)(c)
                                                                                                                   353 (c)
                                                                                                                   137 (c)
                                                                                                                   182 (d)
                                                                                                                    52 (e)
                                                                                                                   140 (f)
                                                                                                                 1,475 (a)
Corporate expenses ...........         807             614             420            45             30            549 (g)
                                                                                                                (1,109)(g)
                                                                                                                    67 (a)
                                        --              --              --            --            (37)            --
                               -------------  ----------------  ------------  ------------  -------------  ------------

Other ........................       1,537            (272)           (762)          (31)          (215)          (511)
Interest expense, including
 amortization of deferred
 acquisition costs ...........       2,432           1,386             427           191           (454)        12,094 (h)
                                                                                                                (3,965)(h)
                                                                                                                   450 (h)
Other expense (income) .......           3              52              --           (36)           (90)            --
Income tax expense (benefit)          (377)              6              --           120             --            251 (i)
                               -------------  ----------------  ------------  ------------  -------------  ------------
Net income (loss) ............        (521)         (1,716)         (1,189)         (306)           329         (9,341)
Preferred stock dividend
 requirement .................          71              --              --            --             --          2,429(j)
                               -------------  ----------------  ------------  ------------  -------------  ------------
Net loss applicable to common
 shares ......................     $  (592)        $(1,716)        $(1,189)       $ (306)       $   329       $(11,770)
                               =============  ================  ============  ============  =============  ============
Net loss per common share  ...     $ (0.10)
                               =============
Average common shares
 outstanding .................       5,916

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                 PRO FORMA FOR
                                THE TRANSACTIONS
                                 AND THE RECENT             PRO FORMA FOR
                                  ACQUISITIONS             THE TRANSACTIONS
                                 OTHER THAN THE             AND THE RECENT
                                     MERGER     MERGER(6)    ACQUISITIONS
                               ----------------  -------  ----------------
Net Revenues .................      $ 34,291(*)  $ 4,976      $ 39,267(*)
Station operating expenses  ..        26,210       3,125        29,335

Depreciation and amortization          6,949       1,110         8,059

Corporate expenses ...........         1,423          60         1,483

                                         (37)        280           243
                               ----------------  -------  ----------------

Other ........................          (254)        401           147
Interest expense, including
 amortization of deferred
 acquisition costs ...........        12,561        --          12,561

Other expense (income) .......           (71)       --             (71)
Income tax expense (benefit)              --        --              --
                               ----------------  -------  ----------------
Net income (loss) ............       (12,744)        401       (12,343)
Preferred stock dividend
 requirement .................         2,500        --           2,500
                               ----------------  -------  ----------------
Net loss applicable to common
 shares ......................      $(15,244)       $401      $(14,843)
                               ================  =======  ================



Net loss per common share  ...      $  (2.04)                 $  (1.59)
                               ================           ================
Average common shares
 outstanding .................         7,458                     9,348

- ------------

(*) Includes $625,000 of fees from Triathlon; see Note 5(a).

                            SFX BROADCASTING, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           LIBERTY
                                         ACQUISITION
                                          INCLUDING        PRISM
                                         WASHINGTON     ACQUISITION
                            SFX       DISPOSITIONS AND   INCLUDING                                        FINANCING &
                       BROADCASTING,     CHANCELLOR      LOUISVILLE    ADDITIONAL   OTHER ACQUISITIONS/    PRO FORMA
                            INC.         EXCHANGE(1)  DISPOSITION(2) ACQUISITIONS(3)  DISPOSITIONS(4)   ADJUSTMENTS(5)
                       -------------  ---------------- ------------  -------------  -------------------  ------------
Net Revenues .........    $76,830          $46,636        $26,959        $18,463          $(9,967)         $  5,739 (a)
Station operating          51,039           30,339         22,411         15,570           (9,689)           (4,938)(b)
 expenses ............                                                                                        1,966 (a)
Depreciation,               9,137(*)         8,817          2,232          2,947             (124)            2,076 (c)
 amortization and                                                                                            (1,632)(c)
 duopoly integration                                                                                          1,411 (c)
 costs ...............                                                                                          547 (c)
                                                                                                                727 (d)
                                                                                                                208 (e)
                                                                                                                559 (f)
                                                                                                              1,474 (a)
Corporate expenses ...      3,797            3,193          2,027            265              120             2,196 (g)
                                                                                                             (5,605)(g)
                                                                                                                 67 (a)
Other ................      5,000               --             --             --           (5,000)               --
                       -------------  ---------------- ------------  -------------  -------------------  ------------
Operating Income .....      7,857            4,287            289           (319)           4,726             6,683
Interest expense,          12,903            7,258          1,565            948           (1,841)           48,375 (h)
 including                                                                                                  (20,765)(h)
 amortization of                                                                                              1,800 (h)
 deferred financing
 costs ...............
Other expense (income)       (650)              --           (200)          (201)             498)               --
Income tax expense ...                      (2,725)            --            562               --             2,163 (i)
                       -------------  ---------------- ------------  -------------  -------------------  ------------
Net income (loss) ....     (4,396)            (246)        (1,076)        (1,628)           7,065           (24,890)
Preferred stock               291               --             --             --               --             9,718 (j)
 dividend requirement
                       -------------  ---------------- ------------  -------------  -------------------  ------------
Net loss applicable to    $(4,687)         $  (246)       $ 1,076)       $ 1,628)         $ 7,065          $(34,608)
 common shares .......
                       =============  ================ ============  =============  ===================  ============
Net loss per common       $ (0.71)
 share ...............
                       =============
Average common shares       6,596
 outstanding .........

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                         PRO FORMA FOR
                        THE TRANSACTIONS
                         OTHER THAN THE             PRO FORMA FOR
                         MERGER AND THE            THE TRANSACTIONS
                             RECENT                 AND THE RECENT
                          ACQUISITIONS  MERGER(6)    ACQUISITIONS
                       ----------------  -------  ----------------
Net Revenues .........      $164,660(*)   $22,966      $187,626(*)
Station operating            106,698       12,892       119,590
 expenses ............
Depreciation,                 28,379        4,009        32,388
 amortization and
 duopoly integration
 costs ...............
Corporate expenses ...         6,060          240         6,300
Other ................            --        1,081         1,081
                       ----------------  -------  ----------------
Operating Income .....        23,523        4,744        28,267
Interest expense,             50,243           --        50,243
 including
 amortization of
 deferred financing
 costs ...............
Other expense (income)        (1,549)          --        (1,549)
Income tax expense ...            --           --            --
                       ----------------  -------  ----------------
Net income (loss) ....       (25,171)       4,744       (20,427)
Preferred stock               10,009           --        10,009
 dividend requirement
                       ----------------  -------  ----------------
Net loss applicable to      $ 35,180)     $ 4,744      $(30,436)
 common shares .......
                       ================  =======  ================



Net loss per common         $  (4.72)                  $  (3.26)
 share ...............
                       ================           ================
Average common shares          7,458                      9,348
 outstanding .........

- ------------

(*)  Includes $3,548,000 of fees from Triathlon; see Note 5(a).

(ii) Includes $1,400,000 of duopoly integration costs.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                           STATEMENTS OF OPERATIONS

(1)  Liberty Acquisition

     Reflects the net effect of the historical operations of the Liberty Stations adjusted for the Washington Dispositions and the Chancellor Exchange.

                                                               THREE MONTHS ENDED
                                                                 MARCH 31, 1996
                               ----------------------------------------------------------------------------------
                                LIBERTY AS     WASHINGTON   LONG ISLAND  JACKSONVILLE  ADJUSTMENTS    LIBERTY AS
                                 REPORTED     DISPOSITIONS  DISPOSITION   ACQUISITION       *          ADJUSTED
                               ------------   ------------  ------------ ------------  -----------    -----------
                                                                      (IN THOUSANDS)
Net revenues ...............     $ 10,563      $   (441)     $ (1,891)     $  1,791     $   --        $ 10,022
Station operating expenses .        8,802          (817)       (1,564)        1,064         --           7,485
Depreciation & amortization         2,839          (388)         (676)          376          231         2,382
Corporate expenses .........          649           (44)          (88)         --           --             517
                               ------------   ------------  ------------ ------------  -----------    -----------
Operating income (loss) ....       (1,727)          808           437           351         (231)         (362)
Interest expense, net ......        2,210          (270)           (7)         --           --           1,933
Income tax expense (benefit)         (916)         --              (2)         --           --            (918)
                               ------------   ------------  ------------ ------------  -----------    -----------
Net income (loss) ..........     $ (3,021)     $  1,078      $    446      $    351     $    231)     $ (1,377)
                               ============   ============  ============ ============  ===========    ===========

                                                              THREE MONTHS ENDED
                                                                 MARCH 31, 1995
                               ---------------------------------------------------------------------------------------
                                LIBERTY AS  BECK ROSS   WASHINGTON   LONG ISLAND JACKSONVILLE  ADJUSTMENTS  LIBERTY AS
                                 REPORTED  ACQUISITION DISPOSITIONS  DISPOSITION  ACQUISITION       *        ADJUSTED
                               ----------- ----------- ------------ ------------ ------------- ------------ ----------
                                                                      (IN THOUSANDS)
Net revenues................     $ 8,722      $ 2,486     $  (694)     $(2,510)     $ 1,610    $   --        $ 9,664
Station operating expenses .       7,513        2,121      (1,047)      (2,034)       1,058        --          7,611
Depreciation & amortization        2,043           40        (303)        (464)         372          23        1,711
Corporate expenses .........         654         --          --            (40)        --          --            614
                               ----------- ----------- ------------ ------------ ------------- ------------ ----------
Operating income (loss) ....      (1,438)         325         656           28          180         (23)        (272)
Interest expense, net ......       1,405         --          --            (19)        --          --          1,386
Other expense ..............        --           --            52         --           --          --             52
Income tax expense (benefit)           6         --          --           --           --          --              6
                               ----------- ----------- ------------ ------------ ------------- ------------ ----------
Net income (loss) ..........     $(2,849)     $   325     $   604      $    47      $   180     $   (23)      (1,716)
                               =========== =========== ============ ============ ============= ============ ==========

                                                              THREE MONTHS ENDED
                                                                 MARCH 31, 1995
                               ---------------------------------------------------------------------------------------
                                LIBERTY AS  BECK ROSS   WASHINGTON   LONG ISLAND JACKSONVILLE  ADJUSTMENTS  LIBERTY AS
                                 REPORTED  ACQUISITION DISPOSITIONS  DISPOSITION  ACQUISITION       *        ADJUSTED
                               ----------- ----------- ------------ ------------ ------------- ------------ ----------
                                                                      (IN THOUSANDS)
Net revenues ..............     $ 51,407      $  2,486     $ (3,375)    $(11,511)    $  7,629     $   --      $ 46,636
Station operating expenses        34,725         2,121       (4,065)      (7,282)       4,840         --        30,339
Depreciation & amortization       10,429            40       (1,377)      (2,682)       1,491          916       8,817
Corporate expenses ........        4,653          --           --         (1,460)        --           --         3,193
                               ----------- ----------- ------------ ------------ ------------- ------------ ----------
Operating income (loss) ...        1,600           325        2,067          (87)       1,298         (916)      4,287
Interest expense, net .....        7,373          --            (98)         (17)        --           --         7,258
Income tax expense ........       (2,725)         --           --           --           --           --        (2,725)
                               ----------- ----------- ------------ ------------ ------------- ------------ ----------
Net income (loss) .........     $ (3,048)     $    325     $  2,165     $    (70)    $  1,298     $   (916)    $  (246)
                               =========== =========== ============ ============ ============= ============ ==========

- -------------------------

* To reflect historic depreciation of the stations that are the subject of the Long Island Disposition net of decrease in amortization due to the exchange allocation.

(2)  Prism Acquisition

     Reflects the net effect of the historical operations of the Prism Acquisition adjusted for the Louisville Dispositions.

                                           THREE MONTHS ENDED
                                             MARCH 31, 1996
                              ---------------------------------------------
                                 PRISM AS      LOUISVILLE       PRISM AS
                                 REPORTED     DISPOSITIONS      ADJUSTED
                              -------------   ------------   --------------
                                               (IN THOUSANDS)
Net revenues ................      $ 7,051       $  (983)        $  6,068
Station operation expenses ..        6,161          (791)           5,370
Depreciation and amortization          737          (179)             558
Corporate expenses ..........          373          --                373
                              -------------   ------------   --------------
Operating income/(loss) .....         (220)          (13)            (233)
Interest expense ............          357           --               357
                              -------------   ------------   --------------
Net loss ....................     $  (577)        $  (13)         $  (590)
                              =============   ============   ==============

                                           THREE MONTHS ENDED
                                             MARCH 31, 1995
                              ---------------------------------------------
                                 PRISM AS      LOUISVILLE       PRISM AS
                                 REPORTED     DISPOSITIONS      ADJUSTED
                              -------------   ------------   --------------
                                               (IN THOUSANDS)
Net revenues ................     $  6,795       $ (1,069)      $   5,726
Station operation expenses ..        6,669         (1,112)          5,557
Depreciation and amortization          673           (162)            511
Corporate expenses ..........          420          --                420
                              -------------   ------------   --------------
Operating income/(loss) .....         (967)           205            (762)
Interest expense ............          427          --                427
                              -------------   ------------   --------------
Net loss ....................     $ (1,394)      $    205        $ (1,189)
                              =============   ============   ==============


                                       YEAR ENDED DECEMBER 31, 1995
                              ---------------------------------------------
                                 PRISM AS      LOUISVILLE       PRISM AS
                                 REPORTED     DISPOSITIONS      ADJUSTED
                              -------------   ------------   --------------
                                               (IN THOUSANDS)
Net revenues ................     $ 32,572       $ (5,613)       $  26,959
Station operation expenses ..       26,979         (4,568)          22,411
Depreciation and amortization        2,946           (714)           2,232
Corporate expenses ..........        2,027          --               2,027
                              -------------   ------------   --------------
Operating income/(loss) .....          620           (331)             289
Interest expense ............        1,565          --               1,565
Other income/(loss) .........         (200)         --                (200)
                              -------------   ------------   --------------
Net loss ....................     $   (745)      $   (331)        $ (1,076)
                              =============   ============   ==============

(3)  Additional Acquisitions

     Reflects the net effect of the combined historical operations of the Raleigh-Greensboro Acquisitions, the Greenville Acquisition and the Jackson Acquisitions.

                                             THREE MONTHS ENDED
                                               MARCH 31, 1996
                             ----------------------------------------------------
                               RALEIGH-                               ADDITIONAL
                              GREENSBORO    GREENVILLE    JACKSON    ACQUISITIONS
                             ACQUISITIONS   ACQUISITION ACQUISITIONS   COMBINED
                             ------------   ----------- ------------ ------------
                                                (IN THOUSANDS)
Net revenues ..............     $ 1,938      $   360      $   119     $ 2,417
Station operating expenses        1,374          250          106       1,730
Depreciation & amortization         584          123            9         716
Corporate expenses ........           -           63           63           -
                             ------------   ----------- ------------ ------------
Operating income (loss) ...         (20)         (76)           4         (92)
Interest expense, net .....          58          184         --           242
Other expense (income) ....        (280)        --           --          (280)
Income tax expense ........          93         --           --            93
                             ------------   ----------- ------------ ------------
Net income (loss) .........     $   109      $  (260)     $     4     $  (147)
                             ============   =========== ============ ============

                                             THREE MONTHS ENDED
                                               MARCH 31, 1995
                             ----------------------------------------------------
                               RALEIGH-                               ADDITIONAL
                              GREENSBORO    GREENVILLE    JACKSON    ACQUISITIONS
                             ACQUISITIONS   ACQUISITION ACQUISITIONS   COMBINED
                             ------------   ----------- ------------ ------------
                                                (IN THOUSANDS)
Net revenues ..............     $ 2,784      $   773      $   287     $ 3,844
Station operating expenses        2,330          635          285       3,250
Depreciation & amortization         426          127           27         580
Corporate expenses ........        --             45         --            45
                             ------------   ----------- ------------ ------------
Operating income (loss) ...          28          (34)         (25)        (31)
Interest expense, net .....           2          189         --           191
Other expense (income) ....         (36)        --           --           (36)
Income tax expense benefit          120         --           --           120
                             ------------   ----------- ------------ ------------
Net income (loss) .........     $   (58)     $  (223)     $   (25)    $  (306)
                             ============   =========== ============ ============



                                            YEAR ENDED DECEMBER 31, 1995
                             ----------------------------------------------------
                               RALEIGH-                               ADDITIONAL
                              GREENSBORO    GREENVILLE    JACKSON    ACQUISITIONS
                             ACQUISITIONS   ACQUISITION ACQUISITIONS   COMBINED
                             ------------   ----------- ------------ ------------
                                                (IN THOUSANDS)
Net revenues ..............     $12,688      $ 4,074      $ 1,701     $18,463
Station operating expenses       10,982        3,238        1,350      15,570
Depreciation & amortization       2,325          514          108       2,947
Corporate expenses ........        --            195           70         265
                             ------------   ----------- ------------ ------------
Operating income (loss) ...        (619)         127          173        (319)
Interest expense, net .....         156          792         --           948
Other expense (income) ....        (203)           2         --          (201)
Income tax expense ........         562         --           --           562
                             ------------   ----------- ------------ ------------
Net income (loss) .........     $(1,134)     $  (667)     $   173     $(1,628)
                             ============   =========== ============ ============

(4)  Other Acquisitions/Dispositions

     To reflect the exchange of KRLD-AM and the Texas State Networks for KKRW-FM in the Houston Exchange, and the sale of KTCK-AM in the Dallas Disposition.

                                                            THREE MONTHS ENDED MARCH 31, 1996
                                  --------------------------------------------------------------------------
                                             DISPOSITIONS              ACQUISITION  ADJUSTMENTS(*)   NET
                                  ---------------------------------    -----------  -------------- ---------
                                  KRLD-AM        TSN        KTCK-AM      KKRW-FM
                                  ---------    --------     -------    -----------
                                                                 (IN THOUSANDS)
Net revenues ................     $(2,109)     $  (515)     $(1,022)     $ 1,626      $  --        $(2,020)
Station operating expenses ..      (1,991)        (532)      (1,241)       1,156         --         (2,608)
Depreciation and amortization        (341)         (63)         (93)         152          252          (93)
Corporate expenses ..........        --           --           --             30         --             30
                                  --------     -------      --------     -------      -------      --------
Operating income (loss) .....         223           80          312          288         (252)         651
Interest expense ............        (369)        (106)          (2)        --           --           (477)
Other income ................        --           --           --            (31)        --            (31)
                                  --------     -------      --------     -------      -------      --------
Net loss (income) ...........     $   592      $   186      $   314      $   319      $  (252)     $ 1,159
                                  ========     =======      ========     =======      ========     ========

                                                            THREE MONTHS ENDED MARCH 31, 1995
                                  --------------------------------------------------------------------------
                                             DISPOSITIONS              ACQUISITION  ADJUSTMENTS(*)   NET
                                  ---------------------------------    -----------  -------------- ---------
                                  KRLD-AM        TSN        KTCK-AM      KKRW-FM
                                  ---------    --------     -------    -----------
                                                                 (IN THOUSANDS)
Net revenues ................     $(1,758)     $  (684)     $  (426)     $ 1,428      $  --        $(1,440)
Station operating expenses ..      (1,805)        (541)        (295)       1,423         --         (1,218)
Depreciation and amortization        (305)        (199)        --             84          420            0
Corporate expenses ..........        --           --           --             30         --             30
Other income (expense) ......        --           --            (37)        --           --            (37)
                                  --------     -------      --------     -------      -------      --------
Operating income (loss) .....         352           56          (94)        (109)        (420)        (215)
Interest expense ............        (359)         (95)        --           --           --           (454)
Other income ................        --           --            (50)         (40)        --            (90)
                                  --------     -------      --------     -------      -------      --------
Net loss (income) ...........     $   711      $   151      $   (44)     $   (69)     $  (420)     $   329
                                  ========     =======      ========     =======      ========     ========

                                                            YEAR ENDED DECEMBER 31, 1995
                                  --------------------------------------------------------------------------
                                             DISPOSITIONS              ACQUISITION  ADJUSTMENTS(*)   NET
                                  ---------------------------------    -----------  -------------- ---------
                                  KRLD-AM        TSN        KTCK-AM      KKRW-FM
                                  ---------    --------     -------    -----------
                                                                 (IN THOUSANDS)
Net revenues ................     $(9,792)     $(3,196)     $(4,096)     $ 7,117      $  --        $(9,967)
Station operating expenses ..      (8,881)      (2,261)      (3,714)       5,167         --         (9,689)
Depreciation and amortization      (1,350)        (725)        (124)         371        1,704         (124)
Corporate expenses ..........        --           --           --            120         --            120
Write-down of broadcast rights     (5,000)        --           --           --           --         (5,000)
                                  --------     -------      --------     -------      -------      --------
Operating income (loss) .....       5,439         (210)        (258)       1,459       (1,704)       4,726
Interest expense ............      (1,433)        (403)          (5)        --           --         (1,841)
Other income ................        --           --           (323)        (175)        --           (498)
                                  --------     -------      --------     -------      -------      --------
Net loss ....................     $ 6,872      $   193      $    70      $ 1,634      $(1,704)     $ 7,065
                                  ========     =======      ========     =======      ========     ========

- ---------------
(*) To reflect historical depreciation of KRLD-AM and TSN and disposition of KTCK-AM.

(5)  Financing and Pro Forma Adjustments

          (a) Reflects the results of radio stations (located in San Diego, Charlotte and Dallas) acquired in the Recent Acquisitions during the year ended December 31, 1995 and fees of $3,584,000 and $2,645,000 incurred by Triathlon and payable to SCMC for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively of which $2,584,000 and $2,020,000, respectively, represent fees based upon acquisition and financing activities in the respective periods. Future fees may be lesser or greater based upon future acquisition and financing activity by Triathlon. Minimum annual fees will be $1,000,000 per year commencing at such time as Triathlon spends an amount equal to the net proceeds of its last public offering, of which $625,000 is due in the first calendar quarter. For purposes of the pro forma statement of operations for the three months ended March 31, 1995, the fees relating to Triathlon of $625,000 noted above were assumed to be earned during the quarter ended March 31, 1995.

          (b) Reflects anticipated cost savings expected to be realized following the Liberty Acquisition, the Prism Acquisition and the Additional Acquisitions, consisting principally of the elimination of certain duplicative technical, sales and general and administrative functions due to operating a cluster of stations in each of its principal markets, a reduction of employee benefit costs and commission rates and the elimination of programming personnel due to automation and simulcasting.

          In addition to the cost savings identified above which are reflected in the pro forma adjustments, the Company has identified certain additional expenses of approximately $936,000 which are not expected to recur or are expected to recur in reduced amounts. These expenses consist primarily of (i) non-recurring marketing costs of approximately $471,000 related to the Company's stations operating in San Diego, California, Charlotte, North Carolina and Greenville-Spartanburg, South Carolina, incurred by the prior owners of such stations, (ii) costs associated with barter arrangements of approximately $98,000 related to the Company's stations operatingin Raleigh, North Carolina, (iii) costs of third party service providers of approximately $272,000 related to the radio stations acquired in the Prism Acquisition and retained by the Company, and (iv) employee relocation expenses of approximately $95,000 incurred by the prior owners of Prism.

          While management believes that such cost savings and the elimination of non-recurring expenses are reasonably achievable, the Company's ability to achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors, many of which are beyond the Company's control. There can be no assurance that the Company will realize such cost savings.

          The Company believes that if KYXY-FM and KPLN-FM (formerly KMKX-FM), each operating in San Diego, California, had been owned and operated by the Company during all of fiscal 1995 and had such stations achieved the same audience share during fiscal 1995 as they had during the three months ended March 31, 1996, revenues would have been increased by approximately $1.8 million. There can be no assurance that the stations will continue to achieve the current audience share or that they will achieve the related revenue increases.

          (c) Reflects increased amortization of intangible assets resulting from the purchase price allocation: Liberty ($519,000), ($519,000) and ($2,076,000) for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively; Prism ($353,000), ($353,000) and ($1,411,000) for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively; Additional Acquisitions ($137,000), ($137,000) and ($547,000) for the three months ended March
     31, 1996 and 1995 and year ended December 31, 1995, respectively and an adjustment to decrease the amortization of intangible assets resulting from changes in the amortization period at Liberty ($408,000), ($408,000) and ($1,632,000) for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively.

          (d) Reflects $182,000, $182,000 and $727,000 in amortization of goodwill arising from the deferred tax recorded in connection with the Liberty Acquisition for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively.

          (e) Amortization of $52,000, $52,000 and $208,000 for acquisition costs associated with the Acquisitions for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively.

          (f) To reflect $140,000, $140,000 and $559,000 in amortization relating to the present value of the Triathlon consulting fees assigned to the Company under its agreement with SCMC for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively.

          (g) To record incremental corporate overhead charges of $549,000, $549,000 and $2,196,000 for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively, relating to increases in personnel, professional fees and administrative expenses associated with the increased size of the Company due to the Acquisitions and the elimination of $983,000, $1,109,000 and $5,605,000 for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively of the corporate overhead of the sellers.

          (h) To reflect interest expense of $12,094,000, $12,094,000 and $48,375,000 for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively, related to the $450,000,000 Note Offering at 10.75%, amortization of deferred financing costs of $450,000, $450,000 and $1,800,000 for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively, and the elimination of existing interest expense of $5,422,000, $3,965,000 and $20,765,000 related to the Company and the sellers for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively.

          (i) Elimination of $825,000, $251,000 and $2,163,000 in tax benefits associated with the sellers for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively.

          (j) To record the Series D Preferred Stock dividend at a rate of 6.5%.

(6)  Merger

     Reflects the net effect of the historical operations of MMR as adjusted for acquisitions and dispositions.

                                                                 MULTI-MARKET RADIO, INC.
                                                             THREE MONTHS ENDED MARCH 31, 1996
                                                                      (IN THOUSANDS)
                                            ------------------------------------------------------------------
                                                           MMR            MMR
                                               AS      DISPOSITIONS     HARTFORD    PRO FORMA      PRO FORMA
                                            REPORTED        (A)       ACQUISITION  ADJUSTMENTS     AS ADJUSTED
                                            --------   ------------   -----------  -----------     -----------
Net revenues ..........................     $ 4,826      $  (589)     $   843      $    --          $   5,080
Station operating expenses ............       3,093         (638)         704          (257)(b)         2,902
Depreciation & amortization ...........         423          (73)         122           378 (c)           897
                                                                                         47 (d)
Corporate expenses ....................         622         --           --            (622)(e)            60
                                                                                         60 (e)
Non-cash compensation charge ..........          65         --           --             200 (g)           265
                                            --------   ------------   -----------  -----------     -----------
Operating income (loss) ................        623          122           17           194               956
Interest expense, net .................       1,339         --             98        (1,437)(f)         --
Other expense (income) ................       2,042         --           --          (2,042)(f)         --
Income tax expense ....................        --           --              2            (2)(f)
                                            --------   ------------   -----------  -----------     -----------
Income (loss) before extraordinary item     $(2,758)     $   122      $   (83)     $  3,675         $     956
                                            ========   ============   ===========  ===========     ===========



                                                              MULTI-MARKET RADIO, INC.
                                                        THREE MONTHS ENDED MARCH 31, 1995
                                                                   (IN THOUSANDS)
                                  ------------------------------------------------------------------------------
                                                                          SOUTHERN
                                                MMR            MMR       STARR - 1ST
                                     AS      DISPOSITIONS     HARTFORD     QUARTER      PRO FORMA    PRO FORMA
                                  REPORTED        (A)       ACQUISITION      1995      ADJUSTMENTS  AS ADJUSTED
                                  --------   ------------   -----------  -----------   -----------  ------------
Net revenues ................     $ 1,796      $  (401)     $   889      $ 2,692        $  --         $ 4,976
Station operating expenses ..       1,255         (365)         629        1,863           (257)(b)     3,125
Depreciation & amortization .         299          (62)         121          327            378 (c)     1,110
                                                                                             47 (d)
Corporate expenses ..........         220         --           --           --             (220)(e)        60
                                                                                             60 (e)
Non-cash compensation charge           80         --           --           --              200 (g)       280
                                  -------      -------      -------       ------        -----------   --------

Operating income (loss) .....         (58)          26          139          502           (208)          401
Interest expense, net .......         311         --            131         --             (442)(f)      --
Other expense (income) (1)            --          --           --              1(f)         --
Income tax expense ..........           6         --           --           --               (6)(f)
                                  -------      -------      -------       ------        -----------   --------
Income (loss) before
 extraordinary item   ........     $ (374)     $    26      $     8      $   502        $   239       $   401
                                  =======      =======      =======       ======        ===========   ========



                                                         YEAR ENDED DECEMBER 31, 1995
                                                            MULTI-MARKET RADIO, INC.
                                                                 (IN THOUSANDS)
                                  ------------------------------------------------------------------------------
                                                                          SOUTHERN
                                                MMR            MMR       STARR - 1ST
                                     AS      DISPOSITIONS     HARTFORD     QUARTER      PRO FORMA    PRO FORMA
                                  REPORTED        (A)       ACQUISITION      1995      ADJUSTMENTS  AS ADJUSTED
                                  --------   ------------   -----------  -----------   -----------  ------------
Net revenues ................     $18,288      $(2,422)     $ 4,408      $ 2,692      $  --        $ 22,966
Station operating expenses ..      11,026       (2,247)       3,276        1,863       (1,026)(b)    12,892
Depreciation & amortization .       1,750         (304)         538          327        1,512 (c)     4,009
                                                                                          186 (d)
Corporate expenses ..........       1,666         --           --           --            240 (e)       240
                                                                                       (1,666)(e)
Non-cash compensation charge          281         --           --           --            800 (g)     1,081

Operating income (loss) .....       3,565          129          594          502          (46)        4,744
Interest expense, net .......       4,966         --           --           --         (4,966)(f)     --
Other expense (income) ......         (11)        --           --           --             11 (f)     --
Income tax expense (benefit)          (59)        --           --           --             59 (f)     --
                                  -------      -------      -------      ------      -----------   --------
Income (loss) before
extraordinary item   ........     $(1,331)     $   129      $   594      $   502      $ 4,850      $ 4,744
                                  =======      =======      =======      ======      ===========   ========

- -------------------

          (a)     Reflects the elimination of the operations of stations
WRSF-FM, sold in March 1996, WRXR-FM and WKBG-FM, sold in July 1996, and the pending sale of KOLL-FM.

          (b) Reflects cost savings of $257,000, $257,000 and $1,026,000 for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively, anticipated with the MMR Hartford Acquisition, consisting principally of the elimination of certain duplicative technical sales and general and administrative functions due to operating a cluster of stations in the Company's markets and the elimination of programming personnel due to automation and simulcasting.

                                      24






          (c) Reflects 378,000, $378,000 and $1,512,000 for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively, in amortization of intangible assets recorded in connection with the Merger.
          (d) Amortization of $47,000, $47,000 and $186,000 for acquisition costs associated with the Merger for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively.

          (e) To record incremental corporate overhead charges of $60,000, $60,000 and $240,000 associated with the Merger for the three months ended
March 31, 1996 and 1995 and year ended December 31, 1995, respectively and to eliminate MMR's existing corporate overhead of $622,000, $220,000 and $1,666,000 for the three months ended March 31, 1996 and 1995 and year ended
December 31, 1995, respectively.

          (f) Elimination of a nonrecurring loss (income) of $2,042,000, ($1,000) and $11,000 for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively, interest expense of $1,437,000, $442,000 and $4,966,000 for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively, tax expense (benefit) of $2,000, $6,000 and ($59,000) for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively.

          (g) Reflects non-cash compensation charge for the issuance of shares of the Series A and Series B Convertible Preferred Stock of MMR. These shares were issued in July 1996.










                                      25








                                 EXHIBIT INDEX


NO.               DESCRIPTION

2.1  Amendment No. 2, dated as of July 30, 1996, to the Amended and Restated
     Agreement and Plan of Merger, dated as of April 15, 1996, among SFX
     Broadcasting, Inc., SFX Merger Company and Multi- Market Radio, Inc.

2.2 First Amendment to Asset Purchase Agreement, dated as of June 28, 1996, by and between HMW Communications, Inc. and SFX Broadcasting, Inc.
     (incorporated by reference to Exhibit 10.60 of Amendment No. 1 to the Form S-4 of SFX Broadcasting, Inc. (Commission File No. 333-06553) filed with the Securities and Exchange Commission on July 16, 1996).

2.3  Exchange Agreement, dated July 1, 1996, between Chancellor Radio
     Broadcasting Company and SFX Broadcasting, Inc. (incorporated by reference to Exhibit 10.59 of Amendment No. 1 to the Form S-4 of SFX
     Broadcasting, Inc. (Commission File No. 333-06553) filed with the
     Securities and Exchange Commission on July 16, 1996).

2.4 Asset Purchase Agreement, dated as of _____________, 1996, by and between SFX Broadcasting of Texas (KTCK) Licensee, Inc., SFX Broadcasting of
     Texas (KTCK), Inc. and KRBE Co. (incorporated by reference to Exhibit
     10.58 of Amendment No. 1 to the Form S-4 of SFX Broadcasting, Inc.
     (Commission File No. 333-06553) filed with the Securities and Exchange
     Commission on July 16, 1996).

2.5  Option Agreement by and between Capstar Communications of Mississippi,
     Inc. and SPUR Capital, Inc. dated December 15, 1993 (incorporated by reference to Exhibit 10.1 of the Form 10-Q of SFX Broadcasting, Inc.
     (Commission File No. 0-22486) for the three-month period ended March 31,
     1996).


99.1 Press release, dated July 30, 1996, of SFX Broadcasting, Inc. announcing the execution of Amendment No. 2 to the Amended and Restated Agreement and Plan of Merger, dated as of April 15, 1996, among SFX Broadcasting,
     Inc., SFX Merger Company and Multi- Market Radio, Inc.

99.2 Press release, dated July 24, 1996, of SFX Broadcasting, Inc. announcing its acquisition of WJDX-FM.

99.3 Press release, dated July 1, 1996, of SFX Broadcasting, Inc. announcing, among other things, the exercise of its option to acquire WHSL-FM
     (incorporated by reference to Exhibit 99.2 of the Form 8-K of SFX
     Broadcasting, Inc. (Commission File No. 0-22486) filed with the
     Securities and Exchange Commission on July 10, 1996).

99.4 Press release, dated July 1, 1996, of SFX Broadcasting, Inc. announcing, among other things, the swap of its Long Island radio stations for two
     Jacksonville, Florida radio stations (incorporated by reference to Exhibit 99.3 of the Form 8-K of SFX Broadcasting, Inc. (Commission File
     No. 0-22486) filed with the Securities and Exchange Commission on July
     10, 1996).

99.5 Press release, dated July 31, 1996, of SFX Broadcasting, Inc.
     announcing its financial results for the three-month period ended
     June 30, 1996.

99.6 Press release, dated August 8, 1996, of SFX Broadcasting, Inc.
     announcing that it had begun operating two Jacksonville stations pursuant to a local marketing agreement and announcing an extension of the date by which stockholder proposals must be submitted for the 1996 annual meeting of stockholders.

                                      26

